Exhibit 99.1

Ultra Petroleum Increases Proved Reserves By 32 Percent

- Proved reserves increase 32 percent to 2.022 Tcfe
- Proved plus Probable (2P) reserves increase 80 percent to 6.295 Tcfe
- 100 percent success in 2005 drilling

          HOUSTON, Jan. 24 /PRNewswire-FirstCall/ -- Ultra Petroleum Corp. (Amex: UPL) today announced that as of the year-ended December 31, 2005, its total proved oil and gas reserves were 2.022 trillion cubic feet of gas equivalent (Tcfe), up 32 percent from 1.528 Tcfe as at December 31, 2004. Year-end 2005 proved reserves include 1.900 Tcf of natural gas and 20.265 million barrels of oil (Mmbbls).  Proved plus probable reserves at December 31, 2005 totaled 6.295 Tcfe an increase of 80 percent from December 31, 2004 levels of 3.492 Tcfe.  The estimated future net revenue from proved reserves discounted at 10 percent (“SEC PV-10”) is $5.446 billion based on year-end Opal, Wyoming price of $7.71 per million British Thermal Unit (MMBtu) or $8.00 per wellhead thousand cubic feet of gas (Mcf), $57.10 per wellhead barrel in Southwest Wyoming and $48.74 per barrel for Bohai Bay, China crude.  All reserves were prepared by Ultra Petroleum’s third party independent reserve consultants.

          Proved reserves from the company’s Wyoming properties were 1.991 Tcfe, with 1.900 Tcf of natural gas and 15.205 Mmbbls of condensate.  Only those locations included in the company’s budgeted three-year drilling plan are included as proved undeveloped reserves in the report.  Locations that are not in the three-year budget, but would otherwise be classified as proved are included in the probable category.  The proved plus probable reserves totaled 6.240 Tcfe.  For the 7th consecutive year Wyoming reserve estimates were prepared by the independent reserve engineering firm of Netherland, Sewell and Associates, Inc.

          Proved reserves from Ultra Petroleum’s first four producing fields in Bohai Bay, China, totaled 5.061 Mmbbls and proved plus probable reserves totaled 9.211 Mmbbls.  Ultra Petroleum began booking Bohai Bay, China reserves in 2004 and Ryder Scott Company has prepared the China reserve report for the past two years.

          “Again in 2005, Ultra delivered what is likely the industry’s highest organic proved reserve growth both in percentage terms and in absolute volumes.  In addition, all of the locations we drilled in 2005 were successes, which continue to highlight the low risk nature of our asset base in Wyoming. The 2005 2P (proved plus probable) reserve growth reflects the positive impact of our down spacing effort in the Pinedale Anticline and Jonah Field.  We have more than doubled our inventory of locations in Wyoming to 2,867 giving us over 17 years of drilling at our current rate.  Despite the impressive increase in reserves, we believe the risk profile of our asset base has been reduced.  In accordance with Ultra’s three-year planning and budgeting cycle, proved undeveloped reserves include only economic locations that are offsets to producing wells and are forecast to be drilled during the next three-years.

          With over 6.295 Tcfe of net proved and probable reserves, we are positioned to easily continue to deliver industry leading organic proved reserve and production growth over the next several years.  And as we finish gathering the necessary data from the 10-acre pilot programs at Pinedale and prepare to drill our own deep-test well, we’ll continue to develop a much clearer picture of how large the reserves from the currently identified fairway may become,” stated Michael D. Watford, Chairman, President and CEO.

Ultra Petroleum Corp.
Reserves
December 31, 2005

Corporate

Reserve Category	Net Gas (BCF)	Net Oil (MMB)	Net Equiv. (Bcfe)	PV10 (MM$)	Gross Economic Wells	Future Capex (MM$)

PDP	614.513	7.312	658.385	$2,012.419	384	$0.839
PDNP	21.078	0.259	22.632	$68.511	14	$8.103
PUD	1,264.632	12.694	1,340.796	$3,364.653	454	$1,111.491
Total Proved	1,900.223	20.265	2,021.813	$5,445.583	852	$1,120.433
Probable	4,053.536	36.578	4,273.004	$6,137.660	2,116	$5,883.478
2P (PV. + PB.)	5,953.759	56.843	6,294.817	$11,583.243	2,968	$7,003.911
EST. (PV. + .5 PB.)	3,926.991	38.554	4,158.315	$8,514.413	1,910	$4,062.172

Pinedale Anticline, WY

Reserve Category	Net Gas (BCF)	Net Oil (MMB)	Net Equiv. (Bcfe)	PV10 (MM$)	Gross Economic Wells	Future Capex (MM$)

PDP	547.988	4.295	573.758	$1,764.401	293	$—
PDNP	21.078	0.168	22.086	$66.947	9	$8.084
PUD	1,181.145	9.449	1,237.839	$3,020.946	402	$1,050.452
Total Proved	1,750.211	13.913	1,833.683	$4,852.294	704	$1,058.536
Probable	3,894.094	31.153	4,081.012	$5,648.022	1,977	$5,693.752
2P (PV. + PB.)	5,644.305	45.066	5,914.695	$10,500.315	2,681	$6,752.288

Prepared by Netherland, Sewell and Associates, Inc.

Jonah Field, WY

Reserve Category	Net Gas (BCF)	Net Oil (MMB)	Net Equiv. (BCFE)	PV10 (MM$)	Gross Economic Wells	Future Capex (MM$)

PDP	66.525	0.624	70.269	$174.881	43	$—
PDNP	—	—	—	$—	0	$—
PUD	83.487	0.668	87.495	$284.136	32	$55.082
Total Proved	150.012	1.292	157.764	$459.018	75	$55.082
Probable	159.442	1.276	167.098	$380.621	111	$189.726
2P (PV. + PB.)	309.454	2.568	324.862	$839.639	186	$244.808

Prepared by Netherland, Sewell and Associates, Inc.

Bohai Bay, China

Reserve Category	Net Gas (BCF)	Net Oil (MMB)	Net Equiv. (BCFE)	PV10 (MM$)	Gross Economic Wells	Future Capex (MM$)

PDP	—	2.393	14.358	$73.137	48	$0.839
PDNP	—	0.091	0.546	$1.564	5	$0.019
PUD	—	2.577	15.462	$59.570	20	$5.957
Total Proved	—	5.061	30.366	$134.271	73	$6.815
Probable	—	4.150	24.900	$109.018	28	$—
2P (PV. + PB.)	—	9.211	55.266	$243.289	101	$6.815

          Prepared by Ryder Scott Company

          About Ultra Petroleum

          Ultra Petroleum is an independent, exploration and production company focused on developing its long-life natural gas reserves in the Green River Basin of Wyoming, and oil reserves in Bohai Bay, offshore China.  Ultra Petroleum is listed on the American Stock Exchange under the symbol “UPL” with 155,075,864 shares outstanding as of the date of this release.

          This release can be found at http://www.ultrapetroleum.com

          The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions.  We may use certain terms in this press release, relating to reserves and/or production that the SEC’s guidelines strictly prohibit us from including in filings with the SEC.  U.S. Investors are urged to consider closely the disclosure in our Form 10-K available from us at 363 North Sam Houston Parkway E., Suite 1200, Houston, TX 77060.  You can also obtain this form from the SEC by calling 1-800-SEC-0330.

          This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The opinions, forecasts, projections or other statements, other than statements of historical fact, are forward-looking statements.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company’s businesses are set forth in their filings with the Securities and Exchange Commission.  Full details regarding the selected financial information provided above will be available in the Company’s annual report and in the Form 10-K.

SOURCE  Ultra Petroleum Corp.
          -0-                             01/24/2006
          /CONTACT:  Kelly L. Whitley, Manager Investor Relations of Ultra Petroleum Corp., +1-281-876-0120, extension 302, or info@ultrapetroleum.com /
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          (UPL)